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                                                                     Exhibit 3-D


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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       Of

                              COLUMBIA ENERGY GROUP






                          [COLUMBIA ENERGY GROUP LOGO]




As Filed with the Delaware Secretary of State on November 28, 1995, and amended and restated effective as of January 16, 1998.




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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              COLUMBIA ENERGY GROUP


           Columbia Energy Group, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: The name of the corporation is Columbia Energy Group. Columbia Energy Group was originally incorporated under the name Columbia Gas & Electric Corporation and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 30, 1926. This Restated Certificate of Incorporation was duly adopted pursuant to Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware. Upon filing with the Secretary of State, in accordance with
      Section 103, this Restated Certificate of Incorporation amends and restates and shall henceforth supersede the original Certificate of Incorporation and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby amended and restated to read in its entirety as follows:


                                    Article I
                                      Name

           The name of this Corporation is Columbia Energy Group.

                                   Article II
                                Registered Office

           The registered office of the Corporation in the State of Delaware is located at The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company, and the address of said registered agent is Corporation Trust Center, 1209 Orange Street, in said city.


                                   Article III
                              Statement of Purpose

           The nature of the business to be conducted and the purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended.


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                                   Article IV
                            Classes of Capital Stock

           The total number of shares of all classes of stock which the Corporation shall have authority to issue is One hundred forty million (140,000,000), of which Forty million (40,000,000) shares of the par value of Ten dollars (S10.00) each are to be of a class designated Preferred Stock and One hundred million (100,000,000) shares of the par value of Ten dollars (S10.00) each are to be of a class designated Common Stock.

           To the extent required by Section 1123(aX6) of the U.S. Bankruptcy Code (11 U.S.C Section 1123(a)(6)) no nonvoting equity securities of the Corporation shall be issued. This provision shall have no further force and effect beyond that required by Section 1123(a)(6) and is applicable only for so long as such Section is in effect and applicable to the Corporation.

                                 A. Common Stock

           1. Subject to the powers, preferences and other special rights afforded Preferred Stock by the provisions of this Article IV or resolutions adopted pursuant hereto, the holders of the Common Stock shall be entitled to receive to the extent permitted by Delaware law, such dividends as may from time to time be declared by the Board of Directors.

           2. Except as otherwise required by Delaware law and as otherwise provided in this Article IV and resolutions adopted pursuant hereto with respect to Preferred Stock, and subject to the provisions of the Bylaws of the Corporation, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date for the determination of stockholders entitled to vote, the holders of the Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, and the holders of the Preferred Stock shall have no voting power and shall not be entitled to any notice of any meeting of stockholders.

           3. At all elections of directors by stockholders of the Corporation, each holder of Common Stock, and each holder of Preferred Stock, if entitled to vote at such election, shall be entitled to as many votes as shall equal the number of his shares of Common Stock or Preferred Stock, as the case may be, multiplied by the number of directors for whom he as such holder shall then be entitled to vote, and he may cast all of such votes for one of such directors or may distribute them among any two or more of them as he may see fit.

           4. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors

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      (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

           5. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, as set forth in the resolutions adopted with respect to such series under this Article IV, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to the stockholders ratably and in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer, otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or a combination thereof, and may set all or make any part of the consideration so received and distributed or any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation, or winding-up of the Corporation for the purposes of this Article IV.

                               B. Preferred Stock

           The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the classes of stock of the Corporation which are fixed by the Certificate of Incorporation, and the express grant of authority to the Board of Directors of the Corporation to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the shares of Preferred Stock, which are not fixed by the Certificate of Incorporation, are as follows:

           1. The Preferred Stock may be issued from time to time in any amount, not exceeding in the aggregate the total number of shares of Preferred Stock herein above authorized, as Preferred Stock of one or more series, as hereinafter provided. All shares of any one series of Preferred Stock shall be alike in every particular, each series thereof shall be distinctively designated by letter or descriptive words, and all series of Preferred Stock shall rank equally and be identical in all respects except as permitted by the provisions of Subsection B.2 of this Article IV.

           2. Authority is hereby expressly granted to and vested in the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and in connection with the creation of each such series to fix, by the resolution or resolutions providing for the issue of shares thereof, the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, if any, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the laws of the State of Delaware, the

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      Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:


           (a) the designation of such series and number of shares constituting such series;

           (b) the dividend rate or amount of such series, the payment dates for dividends on shares of such series, the status of such dividends as cumulative or non-cumulative, the date from which dividends on shares of such series, if cumulative, shall be cumulative, and the status of such as participating or non-participating after the payment of dividends as to which such shares are entitled to any preference;

           (c) the price or prices (which amount may vary under different conditions or at different dates) at which, and the times, terms and conditions on which, the shares of such series may be redeemed at the option of the Corporation;

           (d) whether or not the shares of such series shall be made optionally or mandatorily convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or other securities and, if made so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made and any other terms and conditions of such conversion or exchange;

           (e) whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of shares of such series, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which shares of such series may be redeemed or purchased through the application of such fund;

           (f) whether or not the issue of any additional shares of such series or any future series in addition to such series or of any shares of any other class of stock of the Corporation shall be subject to restrictions and, if so, the nature thereof;

           (g) the rights and preferences, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the status of the shares of such series as participating or non-participating after the satisfaction of any such rights and preferences;

           (h) the full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law; and

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           (i)  any other relative powers, preferences and participating, optional or other special rights and the qualifications, limitations or restrictions thereof, of shares of such series;

      in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the Delaware General Corporation Law then in effect.











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                                    Article V
                               Board of Directors

                      A. Election and Removal of Directors

           1. The Board of Directors shall consist of not less than thirteen
      (13) or more than eighteen (18) persons, the exact number to be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), provided, however, this provision shall not act to limit Board size in the event a class or classes of Preferred Stock are entitled to elect directors to the exclusion of holders of Common Stock. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as may be, provided in the manner specified in the Bylaws, Class I Directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, Class II Directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and Class III Directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with the members of each class to hold office until their successors are duly elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class, of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

           2. Notwithstanding the foregoing and except as otherwise provided by law, whenever the holders of any series of the Preferred Stock shall have the right (to the exclusion of holders of Common Stock) to elect directors of the Corporation pursuant to the provisions of Article IV and any resolution adopted pursuant thereto, the election of such directors of the Corporation shall be governed by the terms and provisions of said resolutions and such directors so elected shall not be divided into classes pursuant to this Subsection A.2 of Article V and shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the first year following their election or, if such right of the holders of the Preferred Stock is terminated, for a term expiring in accordance with the provisions of such resolutions.

           3. Newly-created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even though less than a quorum of the Board of Directors, acting at a regular or special meeting. If any applicable provision of the Delaware General Corporation Law or any resolution adopted pursuant to Article IV expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such a meeting only by the affirmative vote of at least 80 percent of the combined voting powers of the outstanding shares of stock of the Corporation entitled to vote generally; provided, however, that when (a) pursuant to the provisions of Article IV or any resolutions adopted pursuant thereto, the holders of any series of Preferred Stock have the right (to the exclusion of holders of

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      the Common Stock), and have exercised such right, to elect directors and (b) Delaware General Corporation Law or any such resolution expressly confers on stockholders voting rights as aforesaid, if the directorship to be filled had been occupied by a director elected by the holders of Common Stock, then such directorship shall be filled by an 80 percent vote as aforesaid, but if such directorship to be filled had been elected by holders of Preferred Stock, then such directorship shall be filled in accordance with the applicable resolutions adopted under Article IV. Any director elected in accordance with the two preceding sentences shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified unless such director was elected by holders of Preferred Stock (acting to the exclusion of the holders of Common Stock), in which case such director's term shall expire in accordance with the applicable resolutions adopted pursuant to Article IV. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director, except, as otherwise provided in the applicable resolutions adopted pursuant to Article IV, with respect to directorships created pursuant to one or more series of Preferred Stock.

           4. Subject to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the combined voting power of all of the then-outstanding shares of stock of the Corporation entitled to vote generally, voting together as a single class (it being understood that for all purposes of this Article V, each share of Preferred Stock shall have the number of votes, if any, granted to it pursuant to this Certificate of Incorporation or any designation of terms of any class or series of Preferred Stock made pursuant to this Certificate of Incorporation).

           5. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the stock of the Corporation required by law, this Certificate of Incorporation or any Preferred Stock certificate of designation, the affirmative vote of at least 80 percent of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such alteration, amendment or repeal is presented to the Board for adoption), shall be required to alter, amend or repeal this Article V, or any provision hereof.

                   B. Liability, Indemnification and Insurance

           1. Limitation on Liability. To the fullest extent that the Delaware General Corporation Law as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the personal liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section B. 1 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

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           2. Right to Indemnification. The Corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any person (the Indemnitee who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or of the Columbia Energy Group Service Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment of any expenses incurred by the Indemnitee in connection with such Proceeding in advance of its final disposition, consistent with the provisions of applicable law as then in effect.

           3. Insurance. Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Subsection B.2 of this Section B or incurred by any Indemnitee in connection with any Proceeding referred to in Subsection B.1 of this Section B, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Section B and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section B.

           4. Indemnification; No Exclusive Right. The right of indemnification provided in this Section B shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section B shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section B and shall be applicable to Proceedings commenced or continuing after the adoption of this Section B, whether arising from acts or omissions occurring before or after such adoption.

           5. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section B:

                (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty
           (20) days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such

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           statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Section B.

               (b)  Procedure for Determination of Entitlement to
                    Indemnification.

                    (i) To obtain indemnification under this Section B, an
               Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than sixty (60) days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                    (ii) The Indemnitee's entitlement to indemnification under this Section B shall be determined in one of the following ways:
               (A) by a majority vote of the disinterested Directors (as hereinafter defined), even if they constitute less than a quorum of the Board; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or
               (y) if there are no Disinterested Directors or a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section B.5(c).

                    (iii) In the event the determination of entitlement to
               indemnification is to be made by Independent Counsel pursuant to Section B.5(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel (except that if there are no Disinterested Directors, the Corporation's Chief Legal Officer shall select the Independent Counsel), but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

                    (iv) The only basis upon which a finding of no entitlement to indemnification may be made is that indemnification is prohibited by law


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                (c) Presumptions and Effect of Certain Proceedings. Except as
           otherwise expressly provided in this Section B, if a Change of Control shall have occurred, the Indemnitee Shall be presumed to be entitled to indemnification under this Section B upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section B.5 (b)(i), and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section B.5(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within sixty (60) days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section B.2, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful.

                (d) Remedies of Indemnitee.

                    (i) In the event that a determination is made, pursuant to
                Section B.5(b) that the Indemnitee is not entitled to indemnification under this Section B, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial Proceeding or arbitration shall be de nova and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial Proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Section B.

                    (ii) If a determination shall have been made or deemed to
                have been made, pursuant to Section B.5(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five (5) days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section B.5(a) or (y)

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                payment of indemnification is not made within five (5) days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section B.5(b) or
                (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                    (iii) The Corporation shall be precluded from asserting in any judicial Proceeding or arbitration commenced pursuant to this Section B.5(d) that the procedures and preemptions of this Section B are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Section B.

                    (iv) In the event that the Indemnitee, pursuant to this
                Section B.5(d), seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Section B, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                (e)  Definitions. For purposes of this Section B.5:

                    (i) "Change in Control" means (A) so long as the Public
                Utility Holding Company Act of 1935 is in effect, any "company" becoming a "holding company" in respect to the Corporation or any determination by the Securities and Exchange Commission that any "person" should be subject to the obligations, duties, and liabilities if imposed by said Act by virtue of his, hers or its influence over the management or policies of the Corporation, or
                (B) whether or not said Act is in effect a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly

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                or indirectly, of securities of the Corporation representing ten percent or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                    (ii) "Disinterested Director" means a director of the
                Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                    (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter material to either such party or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Section B. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the Delaware law, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Section B.

           6. Severability. If any provision or provisions of this Section B shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provision of this Section B (including, without limitation, all portions of any paragraph of this Section B containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Section B (including, without limitation, all portions of any paragraph of this Section B containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

           7. Successor Laws, Regulations and Agencies. Reference herein to laws, regulations or agencies shall be deemed to include all amendments thereof, substitutions therefor and successors thereto.

                                   Article VI

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

                    General Powers of the Board of Directors

                                    A. Bylaws

           The Board of Directors shall have the power to make, alter, amend and repeal the Bylaws of the Corporation in such form and with such terms as the Board may determine, subject to the power granted to stockholders to alter or repeal the Bylaws provided under Delaware law; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote the affirmative vote of at least 80 percent of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such alteration, amendment or repeal is presented to the Board for adoption), shall be required to alter, amend or repeal any provision of the Bylaws which is to the same effect as any one or more sections of this Article VI.

                              B. Charter Amendments

           Subject to the provisions hereof, the Corporation, through its Board of Directors, reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in this Restated Certificate of Incorporation in the manner now or hereinafter prescribed by law, and any other provisions authorized by Delaware law at the time enforced may be added or inserted, in the manner now or hereinafter prescribed by law, and any and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereinafter amended are granted subject to the rights reserved in this Article.

           IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been signed under the Seal of the Corporation as of this 16th day of January, 1998.


                                   COLUMBIA ENERGY GROUP




Attest:  /s/C. M. Afshar           BY:    /s/  M. W. O'Donnell
         -----------------                ------------------------------
         Secretary                        Senior Vice President and Chief
                                          Financial Officer


[SEAL]


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